Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2026

CALABASAS HILLS, Calif. – October 27, 2026 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2026, which ended on September 29, 2026.

Total revenues were $1,033.4 million in the third quarter of fiscal 2026 compared to $907.2 million in the third quarter of fiscal 2025. Net income and diluted net income per share were $61.3 million and $1.19, respectively, in the third quarter of fiscal 2026.

The Company recorded a pre-tax net income of $12.9 million related to Fox Restaurant Concepts (“FRC”) acquisition-related items. Excluding the after-tax impact of these items and certain other items, adjusted net income and adjusted diluted net income per share for the third quarter of fiscal 2026 were $52.3 million and $1.02, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 15.2% year-over-year in the third quarter of fiscal 2026.

“We delivered an exceptional third quarter, generating record quarterly revenue, with margins and earnings also exceeding our expectations,” said David Overton, Chairman and Chief Executive Officer. “The Cheesecake Factory restaurants led our performance, with comparable sales and traffic meaningfully outperforming the broader casual dining industry. Our experienced operators executed at a high level, delivering the outstanding food quality, service and hospitality that keep our guests coming back. Continued menu innovation, our rewards program and significant engagement across social media contributed to the impressive sales growth, while year-over-year improvements in labor productivity and food efficiency supported strong profitability.”

Mr. Overton continued, “The Cheesecake Factory has long enjoyed tremendous brand affinity across generations, and its ability to attract younger guests reinforces the enduring appeal and relevance of our namesake concept. We remain focused on delivering the memorable dining experiences that have defined our success, while building on the momentum of the rewards program and further expanding engagement across digital and social platforms. These strengths reinforce our competitive position and give us confidence in our ability to deliver profitable growth and long-term shareholder value.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

Development

During the third quarter of fiscal 2026, the Company opened six new restaurants, including two Cheesecake Factory restaurants, one North Italia, one Flower Child and two FRC restaurants. Subsequent to quarter-end, the Company opened two Flower Childs and one FRC restaurant.

The Company continues to expect to open as many as 26 new restaurants in fiscal 2026, including as many as five The Cheesecake Factory restaurants, eight North Italia locations, seven Flower Child locations and as many as six FRC restaurants.

Liquidity and Capital Allocation

As of September 29, 2026, the Company had total available liquidity of $585.3 million, including a cash balance of $249.3 million and $336.0 million of availability on its revolving credit facility with no outstanding balance. Total principal amount of debt outstanding was $575 million, representing the principal amount of 2.00% convertible senior notes due 2030.

During the third quarter of fiscal 2026, the Company repurchased approximately 29,800 shares of its stock at a cost of $2.4 million. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.30 per share to be paid on November 24, 2026, to shareholders of record at the close of business on November 10, 2026.

Conference Call and Webcast

The Company will hold a conference call to review its results for the third quarter of fiscal 2026 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people—this defines who we are and where we are going. We currently own and operate 383 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 35 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2026, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the thirteenth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com, www.iamaflowerchild.com and www.foxrc.com.

From Fortune. ©2026 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s operations, growth, restaurant development and other objectives. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including government shutdowns, trade policy, interest rate fluctuations, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; public health crises, including the potential for quarantines or restrictions affecting in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and Other Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross-border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; our ability to satisfy our obligations under our convertible senior notes due 2030; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of changes in tax laws; changes in laws impacting the Company’s business; adverse weather conditions and natural disasters in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Condensed Consolidated Statements of Income

(unaudited; in thousands, except per share data)

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	September 29, 2026		September 30, 2025		September 29, 2026		September 30, 2025
Consolidated Statements of Income	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$1,033,440	100.0%	$907,226	100.0%	$3,041,906	100.0%	$2,790,248	100.0%
Costs and expenses:
Food and beverage costs	218,919	21.2%	197,654	21.8%	655,016	21.5%	605,758	21.7%
Labor expenses	359,758	34.8%	322,774	35.6%	1,059,002	34.8%	987,368	35.4%
Other operating costs and expenses	285,791	27.7%	255,724	28.2%	822,832	27.1%	757,871	27.2%
General and administrative expenses	66,645	6.4%	58,996	6.5%	196,168	6.4%	177,706	6.4%
Depreciation and amortization expenses	29,175	2.8%	27,419	3.0%	86,262	2.8%	80,361	2.9%
Impairment of assets and lease termination expenses/(income)	8	0.0%	(104)	0.0%	961	0.0%	496	0.0%
Acquisition-related contingent consideration, compensation and amortization (income)/expenses	(12,889)	(1.2)%	910	0.1%	(10,452)	(0.3)%	2,920	0.1%
Preopening costs	11,160	1.1%	6,584	0.7%	23,591	0.8%	23,718	0.8%
Total costs and expenses	958,567	92.8%	869,957	95.9%	2,833,380	93.1%	2,636,198	94.5%
Income from operations	74,873	7.2%	37,269	4.1%	208,526	6.9%	154,050	5.5%
Interest expense, net	(1,988)	(0.2)%	(2,247)	(0.3)%	(6,040)	(0.2)%	(7,448)	(0.2)%
Loss on debt extinguishment	–	–%	–	–%	–	–%	(15,891)	(0.6)%
Other income, net	520	0.1%	459	0.1%	1,173	0.0%	1,482	0.0%
Income before income taxes	73,405	7.1%	35,481	3.9%	203,659	6.7%	132,193	4.7%
Income tax provision	12,105	1.2%	3,582	0.4%	24,417	0.8%	12,541	0.4%
Net income	$61,300	5.9%	$31,899	3.5%	$179,242	5.9%	$119,652	4.3%

Basic net income per share	$1.31		$0.68		$3.84		$2.55
Basic weighted average shares outstanding	46,775		46,608		46,663		46,842

Diluted net income per share	$1.19		$0.66		$3.62		$2.46
Diluted weighted average shares outstanding	51,473		48,616		49,487		48,633

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Segment Information

(unaudited; in thousands)

	For the 13 Weeks Ended September 29, 2026
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$754,374	$92,993	$90,313	$95,760	$1,033,440
Costs and expenses:
Food and beverage costs	162,224	20,461	19,932	16,302	218,919
Labor expenses	250,934	35,770	36,366	36,688	359,758
Other operating costs and expenses	200,495	26,825	29,848	28,623	285,791
General and administrative expenses	-	-	-	66,645	66,645
Depreciation and amortization expenses	17,357	3,620	3,697	4,501	29,175
Impairment of assets and lease termination expenses	-	-	-	8	8
Acquisition-related contingent consideration, compensation and amortization (income)/expenses	-	-	316	(13,205)	(12,889)
Preopening costs	3,762	2,235	3,749	1,414	11,160
Total costs and expenses	634,772	88,911	93,908	140,976	958,567
Income/(loss) from operations	$119,602	$4,082	$(3,595)	$(45,216)	$74,873

	For the 13 Weeks Ended September 30, 2025
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$651,375	$83,482	$78,017	$94,352	$907,226
Costs and expenses:
Food and beverage costs	140,859	18,091	17,360	21,344	197,654
Labor expenses	225,885	31,312	30,885	34,692	322,774
Other operating costs and expenses	178,249	24,100	25,926	27,449	255,724
General and administrative expenses	-	-	-	58,996	58,996
Depreciation and amortization expenses	16,841	3,060	3,288	4,230	27,419
Impairment of assets and lease termination expenses/(income)	33	-	(178)	41	(104)
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	316	594	910
Preopening costs	1,610	1,003	3,623	348	6,584
Total costs and expenses	563,477	77,566	81,220	147,694	869,957
Income/(loss) from operations	$87,898	$5,916	$(3,203)	$(53,342)	$37,269

	For the 39 Weeks Ended September 29, 2026
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$2,174,323	$280,912	$298,867	$287,804	$3,041,906
Costs and expenses:
Food and beverage costs	472,056	63,026	66,151	53,783	655,016
Labor expenses	726,671	106,325	114,854	111,152	1,059,002
Other operating costs and expenses	567,163	77,928	91,754	85,987	822,832
General and administrative expenses	-	-	-	196,168	196,168
Depreciation and amortization expenses	52,053	10,438	10,660	13,111	86,262
Impairment of assets and lease termination expenses	568	-	5	388	961
Acquisition-related contingent consideration, compensation and amortization (income)/expenses	-	-	947	(11,399)	(10,452)
Preopening costs	6,686	6,404	7,892	2,609	23,591
Total costs and expenses	1,825,197	264,121	292,263	451,799	2,833,380
Income/(loss) from operations	$349,126	$16,791	$6,604	$(163,995)	$208,526

	For the 39 Weeks Ended September 30, 2025
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$2,007,366	$257,722	$255,619	$269,541	$2,790,248
Costs and expenses:
Food and beverage costs	435,891	56,341	56,303	57,223	605,758
Labor expenses	690,517	96,748	95,892	104,211	987,368
Other operating costs and expenses	530,995	70,777	78,720	77,379	757,871
General and administrative expenses	-	-	-	177,706	177,706
Depreciation and amortization expenses	49,263	8,932	9,587	12,579	80,361
Impairment of assets and lease termination expenses	304	-	137	55	496
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	947	1,973	2,920
Preopening costs	6,518	5,629	8,618	2,953	23,718
Total costs and expenses	1,713,488	238,427	250,204	434,079	2,636,198
Income/(loss) from operations	$293,878	$19,295	$5,415	$(164,538)	$154,050

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Operating, Restaurant and Balance Sheet Information

(unaudited; in thousands, except statistical data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
The Cheesecake Factory restaurants operating information:	September 29, 2026	September 30, 2025	September 29, 2026	September 30, 2025
Comparable restaurant sales vs. prior year	15.2%	0.3%	7.5%	0.9%
Restaurants opened during period	2	-	2	2
Restaurants open at period-end	218	216	218	216
Restaurant operating weeks	2,818	2,808	8,442	8,397

North Italia operating information:
Comparable restaurant sales vs. prior year	(3)%	(3)%	(3)%	(1)%
Restaurants opened during period	1	-	4	4
Restaurants open at period-end	52	46	52	46
Restaurant operating weeks	667	598	1,942	1,748

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	2	2	4	6
Restaurants open at period-end	59	53	59	53
Restaurant operating weeks	752	675	2,204	1,960

Other operating information:(2)
Restaurants opened during period	1	-	3	6
Restaurants open at period-end	51	49	51	49
Restaurant operating weeks	657	637	1,933	1,838

Number of company-owned restaurants:
The Cheesecake Factory	218
North Italia	52
Other FRC	59
Other	51
Total	380

Number of international-licensed restaurants:
The Cheesecake Factory	35

(1) The Other FRC segment includes all FRC brands except Flower Child.
(2) The Other segment includes the Flower Child and Grand Lux Cafe concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	September 29, 2026	December 30, 2025
Cash and cash equivalents	$249,269	$215,729
Current and long-term debt, net of issuance costs (1)	563,713	630,074

(1) As of September 29, 2026, includes $563.7 million net balance of 2.00% convertible senior notes due 2030 (principal amount of $575 million less $11.3 million in unamortized issuance costs). The unamortized issuance costs were recorded as a contra-liability and netted with current and long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	September 29, 2026	September 30, 2025	September 29, 2026	September 30, 2025
Net income (GAAP)	$61,300	$31,899	$179,242	$119,652
Impairment of assets and lease termination expenses/(income)(1)	8	(104)	961	496
Acquisition-related contingent consideration, compensation and amortization (income)/expenses(2)	(12,889)	910	(10,452)	2,920
Loss on extinguishment of debt(3)	-	-	-	15,891
Uncertain tax positions(4)	553	717	863	717
Tax effect of adjustments(5)	3,349	(210)	2,468	(5,020)
Adjusted net income (non-GAAP)	$52,321	$33,212	$173,082	$134,656

Diluted net income per share (GAAP)	$1.19	$0.66	$3.62	$2.46
Impairment of assets and lease termination expenses/(income)(1)	0.00	(0.00)	0.02	0.01
Acquisition-related contingent consideration, compensation and amortization (income)/expenses(2)	(0.25)	0.02	(0.21)	0.06
Loss on extinguishment of debt(3)	-	-	-	0.33
Uncertain tax positions(4)	0.01	0.01	0.02	0.01
Tax effect of adjustments(5)	0.07	(0.00)	0.05	(0.10)
Adjusted diluted net income per share (non-GAAP)(6)	$1.02	$0.68	$3.50	$2.77

(1) A detailed breakdown of impairment of assets and lease termination expenses/(income) recorded in the thirteen and thirty-nine weeks ended September 29, 2026 and September 30, 2025 can be found in the Selected Segment Information table.

(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(3) Represents premium paid and acceleration of previously unamortized deferred financing costs as a result of partial redemption of our convertible senior notes due 2026.

(4) Represents change to a reserve for uncertain tax position taken in prior years related to tenant improvements allowances and Section 199 deductions. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on technical merits, taking into account available administrative remedies and litigation.

(5) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2026 and 2025 periods.

(6) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301• Telephone (818) 871-3000